UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2010

HEPALIFE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Third Avenue Suite 1801 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 218-1400

_______________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by HepaLife Technologies, Inc. (“HepaLife”) with the Securities and Exchange Commission on May 10, 2010.  We are filing this Form 8-K/A for the sole purpose of including Item 5.07 as disclosed below, which was inadvertently omitted from the prior Form 8-K filing.  This Form 8-K/A hereby amends the Form 8-K and except as set forth herein, no other amendments to the Form 8-K are made by this Form 8-K/A.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 7, 2010 the holders of approximately 53% of the common stock, par value $0.001 per share, of HepaLife (“HepaLife Common Stock”) acted by written consent to (i) adopt an amendment to the HepaLife Articles of Incorporation to increase the number of shares of HepaLife Common Stock which HepaLife is authorized to issue from 300,000,000 shares to 500,000,000 shares, change the par value of HepaLife’s authorized Preferred Stock from $0.10 to $0.001 per share, and provide for the classification of the HepaLife board of directors and to further provide for staggered terms of service for each class of directors; and (ii) adopt the Amended and Restated By-laws of HepaLife, which incorporate the provisions of the amendment to the HepaLife Articles of Incorporation with regards to classification of the board of directors and staggered terms of service for each class of directors.

In accordance with applicable Securities and Exchange Commission regulations, HepaLife filed a Preliminary Information Statement on Schedule 14C (the “Preliminary Information Statement”) with the Securities and Exchange Commission on May 7, 2010 to notify shareholders of the approval and ratification of the corporate actions described above. On May 17, 2010, HepaLife filed a definitive information statement on Schedule 14C (the “Definitive Information Statement”) ten calendar days after filing the Preliminary Information Statement. Upon filing, HepaLife mailed the Definitive Information Statement to shareholders.  The actions taken by the consenting shareholders will not become effective until at least 20 days after the initial mailing of the Definitive Information Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEPALIFE TECHNOLOGIES, INC.

Dated: May 18, 2010	By:	/s/ Steven C. Berger
		Name:	Steven C. Berger
		Title:	Chief Financial Officer